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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANT



We hereby consent to the incorporation by reference in the Proxy Statement on
Schedule 14A and the Transaction Statement on Schedule 13E-3 of Windsor Park Properties 5, A California Limited Partnership ("WPP 5"), of our report dated March 23, 2000 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-KSB for the year ended December 31, 1999 for WPP 5.


/s/ PricewaterhouseCoopers LLP

Denver, Colorado
August 29, 2000